Exhibit 5.1

Snell & Wilmer L.L.P.

Hughes Center

3883 Howard Hughes Parkway, Suite 1100

Las Vegas, NV 89169-5958

TELEPHONE:     702.784.5200

FACSIMILE:       702.784.5252

March 21, 2022

Applied Blockchain, Inc.

3811 Turtle Creek Blvd.

Suite 2100

Dallas, TX 75219

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have served as Nevada counsel to Applied Blockchain, Inc., a Nevada corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1, Registration No. 333-258818, originally filed on August 13, 2021, as amended from time to time including on the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) relating to the registration of the resale of shares of common stock, $0.001 par value per share (the “Common Stock”) by certain stockholders of the Company named in the Prospectus (the “Selling Stockholders”), as follows:

(i)	The resale of up to 136,518,000 shares (the “Series C Common Shares”) of Common Stock issuable on automatic conversion when the Registration Statement is declared effective by the Commission of 660,000 shares of Company’s Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Shares”) issued in a private placement pursuant to subscription agreements entered into on April 15, 2021, together with (a) paid-in-kind dividends accrued or to be accrued thereon through the date on which the Registration Statement is declared effective by the SEC (the “Effective Date”), and (b) shares of common stock equal to the number of shares of common stock that would have been issued had the paid-in-kind dividends continued on the Series C Preferred Shares after the Effective Date through March 29, 2022; and

(ii)	The resale of up to 81,092,480 shares (the “Series D Common Shares” and, together with the Series C Common Shares, the “Registered Shares”) of Common Stock issuable on automatic conversion when the Registration Statement is declared effective by the Commission of 1,380,000 shares of Company’s Series D Convertible Redeemable Preferred Stock (the “Series D Preferred Shares”) issued in a private placement pursuant to subscription agreements entered into on July 30, 2021, August 24, 2021, and October 7, 2021, together with (a) paid-in-kind dividends accrued or to be accrued thereon through the Effective Date, and (b) shares of common stock equal to the number of shares of common stock that would have been issued had the paid-in-kind dividends on the Series D Preferred Shares continued after the Effective Date through March 29, 2022.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Prospectus.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have relied upon and examined matters of fact, questions of law, and documents as we have deemed necessary to render this opinion, including the originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.	The Registration Statement and exhibits thereto;

2.	The Prospectus;

3.	The Second Amended and Restated Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, as amended through the date hereof, certified as of the date hereof by an officer of the Company (the “Articles”);

4.	The Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

5.	Certificate of Existence with Status in Good Standing with respect to the Company, certified by the Secretary of State of the State of Nevada, dated as of a recent date;

6.	Resolutions adopted by the Board of Directors and shareholders of the Company relating to the Registration Statement, the Prospectus, the issuance of the Series C Convertible Redeemable Preferred Stock, the issuance of the Series D Convertible Redeemable Preferred Stock, and other actions with regard thereto (collectively, the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.	A certificate executed by an officer of the Company, dated as of the date hereof, as to certain factual matters; and

8.	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations, and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

A.	Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

B.	All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements, and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

C.	The Registration Statement, and any amendments thereto, will have become effective under the Securities Act. The Series C Preferred Shares and the Series D Preferred Shares, including any paid-in-kind dividends accrued or to be accrued thereon as of the Effective Date, and shares of common stock equal to the number of shares of common stock that would have been issued had the paid-in-kind dividends continued on the Series C Preferred Shares and Series D Preferred Shares after the Effective Date through March 29, 2022, have been validly issued and fully paid. Upon issuance of all Registered Shares issuable upon conversion of the Series C Preferred Shares and the Series D Preferred Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles, as amended.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, we are of the opinion that the Registered Shares to be resold by the Selling Stockholders have been duly authorized, and, when issued upon conversion of the Series C Preferred Shares and the Series D Preferred Shares in accordance with the terms of the Articles, will be validly issued, fully paid, and nonassessable.

Our opinion that any document is legal, valid, and binding is qualified as to (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally; (b) rights of indemnification and contribution, which may be limited by applicable law or equitable principles; and (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered a proceeding in equity or at law.

We render this opinion only with respect to the general corporate law of the State of Nevada as set forth in Chapter 78 of the Nevada Revised Statutes. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement filed by the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.
Snell & Wilmer L.L.P.